Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Christopher Wheaton, Chief Financial and Operating Officer, Secretary and Treasurer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Bsquare Corporation.

Dated: March 10, 2022	/s/ Christopher Wheaton
Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer